EXHIBIT 99


COMPAQ COMPUTER CORPORATION     P.O. BOX 692000                  NEWS RELEASE
PUBLIC RELATIONS DEPARTMENT     HOUSTON, TEXAS  77269-2000
                                TEL 281-514-0484
                                FAX 281-514-4583

                                HTTP://WWW.COMPAQ.COM



[LOGO OF COMPAQ COMPUTER CORPORATION APPEARS HERE]


FOR IMMEDIATE RELEASE
---------------------

                     COMPAQ REPORTS THIRD QUARTER RESULTS

                    DIGITAL INTEGRATION ACTIVITIES ON TRACK


     HOUSTON, October 14, 1998 - Compaq Computer Corporation (NYSE: CPQ) today announced worldwide sales of $8.8 billion for the third quarter ended September 30, 1998, an increase of 36 percent compared to sales reported for the third quarter of 1997. The Company reported a profit after tax of $115 million, or $.07 per share.

     "The third quarter was the first full quarter of operating the combined companies of Compaq and Digital," said Eckhard Pfeiffer, Compaq's President and Chief Executive Officer. "The Compaq team took decisive implementation steps during the quarter to begin realizing synergies from the Digital acquisition. To date, the Digital integration activities are on track."

     According to Earl Mason, Compaq's Senior Vice President and Chief Financial Officer, "Progress in integration and operational initiatives can be seen on both the income statement and balance sheet. Gross margins improved sequentially to 24.9 percent, and the acquired services business had its strongest quarter in terms of year-over-year revenue growth in over five years. On the balance sheet, cash ended at $4.4 billion after buying back approximately $180 million of Compaq's common stock and satisfying approximately $100 million of restructuring obligations. Improvements in both Days Sales Outstanding and Inventory Turns contributed to the continued strong cash position."

OUTLOOK

     "Sales out of the distribution channels grew 38 percent over the third quarter of 1997. We estimate this growth was more than two times the market and believe Compaq will achieve continued strong growth during the fourth quarter," said Pfeiffer. "With a significant portion of the Digital sales force integration work accomplished, we are now ready to more actively communicate with our customers on the total capability of Compaq today."

     "During the fourth quarter, we will continue the integration process, taking the necessary actions to achieve additional synergies," said Mason. "With strong execution of our integration plans, we continue to believe earnings for the combined companies should be accretive as early as the fourth quarter."

COMPANY BACKGROUND

     Founded in 1982, Compaq Computer Corporation is a Fortune Global 200 company. Compaq is the second largest computer company in the world and the largest global supplier of personal computers. Compaq develops and markets hardware, software, solutions, and services, including industry-leading enterprise computing solutions, fault-tolerant business-critical solutions, networking and communication products, commercial desktop and portable products and consumer PCs. The Company is an industry leader in environmentally friendly programs and business practices.

     Compaq products are sold and supported in more than 100 countries through a network of authorized Compaq marketing partners. Customer support and information about Compaq and its products are available at http://www.compaq.com or by calling 1-800-OK-COMPAQ. Product information and reseller locations are available by calling 1-800-345-1518.

     This release contains forward-looking statements based on current expectations that involve a number of risks and uncertainties. The potential risks and uncertainties that could cause actual results to differ materially include the implementation of operations and systems improvements, particularly those associated with the Optimized Distribution Model; the operational integration associated with the acquisition of Digital Equipment Corporation; inventory risks due to shifts in market demand; timely development, production, continued competitive factors and pricing pressures; market responses to pricing actions and promotional programs; acceptance of the products; and changes in product mix. Further information on the factors that could affect the Company's financial results are included in its SEC filings, including the quarterly report on Form 10-Q for the quarter ended June 30, 1998, and the Form 10-Q for the quarter ended September 30, 1998, which will be filed shortly.

       (Attached is Consolidated Balance Sheet and Statement of Income.)

                                   #   #   #

Compaq, Registered U.S. Patent and Trademark Office. Digital is a registered trademark of Digital Equipment Corporation.
Product names mentioned herein may be trademarks and/or registered trademarks of their respective companies.

For further editorial information, contact:
Compaq Computer Corporation     Jim Finlaw                   281-514-6137
                                jim.finlaw@compaq.com

Shandwick International         Mark Ostermann               281-514-5893
                                mark.ostermann@compaq.com

For investor information, contact:
Investor Relations                 281-514-9549
Investor Relations Fax Service     800-433-2391



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

                          COMPAQ COMPUTER CORPORATION
                          CONSOLIDATED BALANCE SHEET
                                  (UNAUDITED)

                                    ASSETS


                                                                SEPTEMBER 30,    DECEMBER 31,
                                                                     1998            1997
                                                                -------------   -------------
                                                                        (IN MILLIONS)
Current assets:
 Cash and cash equivalents                                      $     4,408     $     6,418
 Short-term investments                                                  22             344
 Accounts receivable, net                                             5,727           2,891
 Inventories                                                          2,123           1,570
 Deferred income taxes                                                1,981             595
 Other current assets                                                   509             199
                                                                -------------   -------------
   Total current assets                                              14,770          12,017
 Property, plant and equipment, less accumulated depreciation         2,822           1,985
Deferred income taxes                                                   862             --
Intangible and other assets                                           3,193             629
                                                                -------------   -------------
                                                                $    21,647     $    14,631
                                                                =============   =============


                     LIABILITIES AND STOCKHOLDERS' EQUITY


Current liabilities:
 Accounts payable                                               $     3,779     $     2,837
 Income taxes payable                                                   210             195
 Accrued restructuring costs                                          1,634             --
 Other current liabilities                                            4,733           2,170
                                                                -------------   -------------
   Total current liabilities                                         10,356           5,202
                                                                -------------   -------------
Postretirement and other postemployment benefits                        430             --
                                                                -------------   -------------
Minority interest                                                       422             --
                                                                -------------   -------------
Stockholders' equity:
 Preferred stock, $.01 par value
   (authorized: 10 million shares; issued: none)
 Common stock and capital in excess of $.01 par value
   (authorized: 3 billion shares; issued:
   1,683 million shares at September 30, 1998 and
   1,519 million shares at December 31, 1997)                         6,881           2,096
 Retained earnings                                                    3,766           7,333
 Treasury stock (at cost)                                              (208)            --
                                                                -------------   -------------
   Total stockholders' equity                                        10,439           9,429
                                                                -------------   -------------
                                                                $    21,647     $    14,631
                                                                =============   =============


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                          COMPAQ COMPUTER CORPORATION
                       CONSOLIDATED STATEMENT OF INCOME
                                  (UNAUDITED)


                                                 NINE MONTHS ENDED             QUARTER  ENDED
                                                    SEPTEMBER 30,               SEPTEMBER 30,
                                                 ------------------          ------------------
                                                 1998          1997          1998          1997
                                                 ----          ----          ----          ----
                                                    (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

Revenue:
 Product sales                                   $  18,227   $  16,926     $   7,280   $   6,353
 Service revenue                                     2,083         335         1,511         121
                                                 ----------  ----------    ----------  ----------
                                                    20,310      17,261         8,791       6,474
                                                 ----------  ----------    ----------  ----------
Cost of sales:
 Cost of product sales                              14,576      12,285         5,569       4,608
 Cost of service revenue                             1,416         245         1,037          89
                                                 ----------  ----------    ----------  ----------
                                                    15,992      12,530         6,606       4,697
                                                 ----------  ----------    ----------  ----------

Selling, general, and administrative expense         3,417       2,097         1,581         788
Research and development costs                         924         600           430         213
Purchased in-process technology                      3,234         208           --          --
Restructuring and asset impairment charges             393         --            --          --
Merger-related costs                                   --           44           --           44
Other income and expense, net                          (56)        (23)           18          (4)
                                                 ----------  ----------    ----------  ----------
                                                     7,912       2,926         2,029       1,041
                                                 ----------  ----------    ----------  ----------

Income (loss) before provision for income taxes     (3,594)      1,805           156         736
Provision (benefit) for income taxes                   (93)        617            41         219
                                                 ----------  ----------    ----------  ----------
Net income (loss)                                $  (3,501)  $   1,188     $     115   $     517
                                                 ==========  ==========    ==========  ==========

Earnings (loss) per common share:
   Basic                                         $   (2.21)  $    0.79     $    0.07   $    0.34
                                                 ==========  ==========    ==========  ==========
   Diluted                                       $   (2.21)  $    0.76     $    0.07   $    0.33
                                                 ==========  ==========    ==========  ==========

Shares used in computing earnings (loss) per
 common share:
   Basic                                             1,585       1,502         1,675       1,510
                                                 ==========  ==========    ==========  ==========
   Diluted                                           1,585       1,557         1,737       1,579
                                                 ==========  ==========    ==========  ==========


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